                    [RICHARDS, LAYTON, & FINGER LETTERHEAD]


                                                                     Exhibit 5.1



                                  June 20, 2001




UBS Preferred Funding Company LLC II       UBS Preferred Funding Company LLC III
c/o UBS AG                                 c/o UBS AG
299 Park Avenue                            299 Park Avenue
New York, New York 10171                   New York, New York 10171

UBS Preferred Funding Trust II             UBS Preferred Funding Trust III
c/o UBS AG                                 c/o UBS AG
299 Park Avenue                            299 Park Avenue
New York, New York 10171                   New York, New York 10171



            Re:      UBS Preferred Funding Company LLC II;
                     UBS Preferred Funding Trust II;
                     UBS Preferred Funding Company LLC III; and
                     UBS Preferred Funding Trust III

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for UBS Preferred Funding Company LLC II, a Delaware limited liability company ("Company II"), UBS Preferred Funding Trust II, a Delaware business trust ("Trust II"), UBS Preferred Funding Company LLC III, a Delaware limited liability company ("Company III"), and UBS Preferred Funding Trust III, a Delaware business trust ("Trust III"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:
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UBS Preferred Funding Company LLC II
UBS Preferred Funding Trust II
UBS Preferred Funding Company LLC III
UBS Preferred Funding Trust III
June 20, 2001
Page 2



                  (a) The Certificate of Formation of Company II, dated as of May 22, 2001 (the "Company II LLC Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 22, 2001;

                  (b) The Limited Liability Company Agreement of Company II, dated as May 22, 2001, entered into by UBS AG, a bank organized under the laws of Switzerland ("UBS");

                  (c) A form of Amended and Restated Limited Liability Company Agreement of Company II (the "Company II LLC Agreement"), to be entered into by UBS and Trust II, as members, to be attached as an exhibit to the Registration Statements (as defined below);

                  (d) The Certificate of Trust of Trust II (the "Trust II Certificate"), as filed in the office of the Secretary of State on May 22, 2001;

                  (e) The Trust Agreement of Trust II, dated as of May 22, 2001, between Company II, as grantor, and Wilmington Trust Company (the "Trustee"), as trustee of Trust II;

                  (f) A form of the Amended and Restated Trust Agreement of Trust II (the "Trust II Agreement"), to be entered into among Company II, as guarantor, the Trustee, as trustee of Trust II, and UBS, solely for the purposes stated therein, to be attached as an exhibit to the Registration Statements;

                  (g) The Certificate of Formation of Company III, dated as of May 29, 2001 (the "Company III LLC Certificate"), as filed in the office of the Secretary of State on May 29, 2001;

                  (h) The Limited Liability Company Agreement of Company III, dated as May 29, 2001, entered into by UBS;

                  (i) A form of Amended and Restated Limited Liability Company Agreement of Company III (the "Company III LLC Agreement"), to be entered into by UBS and Trust III, as members, to be attached as an exhibit to the Registration Statements;

                  (j) The Certificate of Trust of Trust III (the "Trust III Certificate"), as filed in the office of the Secretary of State on May 29, 2001;

                  (k) The Trust Agreement of Trust III, dated as of May 29, 2001, between Company III, as grantor, and the Trustee, as trustee of Trust III;

UBS Preferred Funding Company LLC II
UBS Preferred Funding Trust II
UBS Preferred Funding Company LLC III
UBS Preferred Funding Trust III
June 20, 2001
Page 3


                  (l) A form of the Amended and Restated Trust Agreement of Trust III (the "Trust III Agreement"), to be entered into among Company III, as guarantor, the Trustee, as trustee of Trust III, and UBS, solely for the purposes stated therein, to be attached as an exhibit to the Registration Statements;

                  (m) The Registration Statement on Form F-3, Registration Nos. 333-62448, 333- 62448-01, 333-62448-02, 333-62448-03, 333-62448-04, as filed with the Securities and Exchange Commission on June 7, 2001, and the Registration Statement on Form F-3, Registration No. _____________, as filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (together, the "Registration Statements"), including a related prospectus ("Prospectus II"), relating to the ___% Noncumulative Company Preferred Securities of Company II (each, a "Company II Preferred Security" and collectively, the "Company II Preferred Securities") and to the ___% Noncumulative Trust Preferred Securities of Trust II (each, a "Trust II Preferred Security" and collectively, the "Trust II Preferred Securities"), and a related prospectus ("Prospectus III"), relating to the ___% Noncumulative Company Preferred Securities of Company III (each, a "Company III Preferred Security" and collectively, the "Company III Preferred Securities") and to the ___% Noncumulative Trust Preferred Securities of Trust III (each, a "Trust III Preferred Security" and collectively, the "Trust III Preferred Securities");

                  (n) A Certificate of Good Standing for Company II, dated June 5, 2001, obtained from the Secretary of State;

                  (o) A Certificate of Good Standing for Trust II, dated June 5, 2001, obtained from the Secretary of State;

                  (p) A Certificate of Good Standing for Company III, dated June 5, 2001, obtained from the Secretary of State; and

                  (q) A Certificate of Good Standing for Trust III, dated June 5, 2001, obtained from the Secretary of State.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Company II LLC Agreement.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (q) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (q) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there
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UBS Preferred Funding Company LLC II
UBS Preferred Funding Trust II
UBS Preferred Funding Company LLC III
UBS Preferred Funding Trust III
June 20, 2001
Page 4





exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the Company II LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, Company II, and that the Company II LLC Agreement and the Company II LLC Certificate are in full force and effect and have not been amended, (ii) that the Trust II Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, management and termination of Trust II, and that the Trust II Agreement and the Trust II Certificate are in full force and effect and have not been amended, (iii) that the Company III LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, Company III, and that the Company III LLC Agreement and the Company III LLC Certificate are in full force and effect and have not been amended, (iv) that the Trust III Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, management and termination of Trust III, and that the Trust III Agreement and the Trust III Certificate are in full force and effect and have not been amended, (v) except to the extent provided in paragraphs 1, 4, 7 and 10 below, the due creation or the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation or organization or formation, (vi) the legal capacity of natural persons who are signatories to the documents examined by us, (vii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (viii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (ix) the receipt by each Person to whom a Company II Preferred Security is to be issued by Company II (each, a "Company II Preferred Securityholder" and collectively, the "Company II Preferred Securityholders") of a certificate substantially in the form of the certificate attached to the Company II LLC Agreement evidencing the Company II
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UBS Preferred Funding Company LLC II
UBS Preferred Funding Trust II
UBS Preferred Funding Company LLC III
UBS Preferred Funding Trust III
June 20, 2001
Page 5


Preferred Securities and the payment for the Company II Preferred Securities acquired by it, in accordance with the Company II LLC Agreement and the Registration Statements, (x) the receipt by each Person to whom a Trust II Preferred Security is to be issued by Trust II (each, a "Trust II Holder" and collectively, the "Trust II Holders") of a certificate substantially in the form of the trust certificate attached to the Trust II Agreement and the payment for the Trust II Preferred Security acquired by it, in accordance with the Trust II Agreement and the Registration Statements, (xi) the receipt by each Person to whom a Company III Preferred Security is to be issued by Company III (each, a "Company III Preferred Securityholder" and collectively, the "Company III Preferred Securityholders") of a certificate substantially in the form of the certificate attached to the Company III LLC Agreement evidencing the Company III Preferred Securities and the payment for the Company III Preferred Securities acquired by it, in accordance with the Company III LLC Agreement and the Registration Statements, (xii) the receipt by each Person to whom a Trust III Preferred Security is to be issued by Trust III (each, a "Trust III Holder" and collectively, the "Trust III Holders") of a certificate substantially in the form of the trust certificate attached to the Trust III Agreement and the payment for the Trust III Preferred Security acquired by it, in accordance with the Trust III Agreement and the Registration Statements, (xiii) that the books and records of Company II set forth the names and addresses of all Persons to be admitted as members of Company II and the dollar value of each of the member's contribution to Company II, (xiv) that the book and records of Company III set forth the names and addresses of all Persons to be admitted as members of Company III and the dollar value of each member's contribution to Company III,
(xv) that the Company II Preferred Securities are issued and sold to the Company II Preferred Securityholders in accordance with the Registration Statements and the Company II LLC Agreement, (xvi) that the Trust II Preferred Securities are issued and sold to the Trust II Holders in accordance with the Registration Statements and the Trust II Agreement, (xvii) that the Company III Preferred Securities are issued and sold to the Company III Preferred Securityholders in accordance with the Registration Statements and the Company III LLC Agreement, and (xviii) that the Trust III Preferred Securities are issued and sold to the Trust III Holders in accordance with the Registration Statements and the Trust III Agreement. We have not participated in the preparation of the Registration Statements and assume no responsibility for its contents.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to

UBS Preferred Funding Company LLC II
UBS Preferred Funding Trust II
UBS Preferred Funding Company LLC III
UBS Preferred Funding Trust III
June 20, 2001
Page 6


the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. Company II has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C.Section 18-101, et seq.) (the "LLC Act").

                  2. The Company II Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited liability company interests in Company II.

                  3. The Company II Preferred Securityholders shall not be obligated personally for any of the debts, obligations or liabilities of Company II, whether arising in contract, tort or otherwise solely by reason of being a member of Company II, except as a Company II Preferred Securityholder may be obligated to repay any funds wrongfully distributed to it. We note that the Company II Preferred Securityholders may be obligated to make payments as set forth in the Company II LLC Agreement.

                  4. Trust II has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act (12 Del. C.Section3801, et seq.) (the "Trust Act").

                  5. The Trust II Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable interests in Trust II.

                  6. The Trust II Holders, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (the "GCL"). We note that the Trust II Holders may be obligated to make payments as set forth in the Trust II Agreement.

                  7. Company III has been duly formed and is validly existing in good standing as a limited liability company under the LLC Act.

                  8. The Company III Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 9 below, fully paid and nonassessable limited liability company interests in Company III.

UBS Preferred Funding Company LLC II
UBS Preferred Funding Trust II
UBS Preferred Funding Company LLC III
UBS Preferred Funding Trust III
June 20, 2001
Page 7


                  9. The Company III Preferred Securityholders shall not be obligated personally for any of the debts, obligations or liabilities of Company III, whether arising in contract, tort or otherwise solely by reason of being a member of Company III, except as a Company III Preferred Securityholder may be obligated to repay any funds wrongfully distributed to it. We note that the Company III Preferred Securityholders may be obligated to make payments as set forth in the Company III LLC Agreement.

                  10. Trust III has been duly created and is validly existing in good standing as a business trust under the Trust Act.

                  11. The Trust III Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 12 below, fully paid and nonassessable interests in Trust III.

                  12. The Trust III Holders, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the GCL. We note that the Trust III Holders may be obligated to make payments as set forth in the Trust III Agreement.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statements. We also consent to Sullivan & Cromwell's and Davis Polk & Wardwell's relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them in connection with the Registration Statements. In addition, we hereby consent to the use of our name under the heading "Validity of the Securities" in Prospectus II and Prospectus III. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                            Very truly yours,

                                            /s/ Richards, Layton & Finger, P.A.